EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

Power Efficiency Corporation

3960 Howard Hughes Parkway

Suite 460 Las Vegas, NV 89169

Ladies & Gentlemen:

Each undersigned investor set forth on the Schedule of Investors attached as Annex I hereto (each, an “Investor” and, collectively, the “Investors”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of November 30, 2006 between Power Efficiency Corporation, a Delaware corporation (the “Company”), and each of the Investors.

2. The Company has authorized the sale and issuance of up to 7,500,000 units (the “Units”) to the Investors in a private placement offering (the “Offering”) commencing as of the date hereof and continuing through January 31, 2007 (the “Termination Date”). Each Unit consists of two shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and a warrant in substantially the form attached hereto as Annex III to purchase a number of shares of Common Stock equal to 100% of the total Units purchased by such Investor pursuant to this Agreement (each a “Warrant” and collectively for all Investors, the “Warrants”).

3. The Company and the Investors agree that each Investor will, severally and not jointly, purchase from the Company and the Company will issue and sell to the Investors that number of Units as set forth opposite each Investor’s name on Annex I attached hereto, for a purchase price of $0.60 per Unit, pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex II and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”). Notwithstanding the foregoing, certain officers and directors of the Company may purchase Units in the Offering, with the purchase price therefore being paid through the cancellation of deferred compensation owed to such officers or directors. Unless otherwise requested by the Investor, certificates representing the Common Stock underlying the Units and the Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth on Annex I.

4. Each Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member as of the date hereof. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use (i) the information in paragraph 4 above, (ii) the representations and warranties in Section 5 of the Terms and Conditions, solely with respect to the Investors and (iii) the name and address information below in preparation of the Registration Statement (as defined in Annex II).

AGREED AND ACCEPTED:
POWER EFFICIENCY CORPORATION		INVESTORS:

Marathon Resource Partners I, L.P.

By:		By:
Name:	Steven Z. Strasser	Name:	Robert Mullin
Title:	Chairman & CEO
Title:

		Address:	One Ferry Building Suite 255 San Francisco, CA 94111

Name in which securities should be registered (if different):

Marathon International Master Fund II L.P.

By:
		Name:	Robert Mullin

Title:

		Address:	One Ferry Building Suite 255 San Francisco, CA 94111

Name in which securities should be registered (if different):

By:
Print Name:	Steven Z. Strasser

Address:	One Hughes Center Drive, #1004 N Las Vegas, NV 89169

Name in which securities should be registered (if different):

By:
Print Name:	Ron Boyer

Address:	1132 SW 19th Avenue, #612 Portland, OR 97205

Name in which securities should be registered (if different):

By:
Print Name:	George Boyadjieff

Address:	18772 Colony Circle Villa Park, CA 92861

Name in which securities should be registered (if different):

Sarkowsky Family L.P.

By: SPF Holding Company Its General Partner

By:
Print Name:	Herman Sarkowsky, President

Address:	700 5th Avenue, Suite 1600 Seattle, WA 98104

Name in which securities should be registered (if different):

By:
Print Name:	Robert Murray

Address:	3960 Howard Hughes Pkwy, Ste 460 Las Vegas, NV 89169

Name in which securities should be registered (if different):

By:
Print Name:	John (“BJ”) Lackland

Address:	3960 Howard Hughes Pkwy, Ste 460 Las Vegas, NV 89169

Name in which securities should be registered (if different):

By:
Print Name:	Irwin Helford

Address:	One Hughes Center Drive, #1804 Las Vegas, NV 89169

Name in which securities should be registered (if different):

By:
Print Name:	David Heerensperger

Address:	96 Cascade Key Bellevue, WA 98006

Name in which securities should be registered (if different):

By:
Print Name:	Mike Saltman

Address:	One Hughes Center Drive, #1830 Las Vegas, NV 89169

Name in which securities should be registered (if different):

By:
Print Name:	Sharon Strasser

Address:	One Hughes Center Drive, #1004N Las Vegas, NV 89169

Name in which securities should be registered (if different):

ANNEX I

SCHEDULE OF INVESTORS

NAME AND ADDRESS OF PURCHASER	NUMBER OF UNITS	AGGREGATE PURCHASE PRICE
Marathon Resource Partners I, L.P. One Ferry Building Suite 255 San Francisco, CA 94111	800,000	$480,000
Marathon International Master Fund II L.P. One Ferry Building Suite 255 San Francisco, CA 94111	33,334	$20,000
Steven Z. Strasser One Hughes Center Drive #1004 Las Vegas, NV 89169	583,334	$350,000
Ron Boyer 1132 SW 19th Avenue, #612 Portland, OR 97205	583,334	$350,000
George Boyadjieff 18772 Colony Circle Villa Park, CA 92861	500,000	$300,000
Sarkowsky Family L.P. 700 5th Avenue, Suite 1600 Seattle, WA 98104	1,666,667	$1,000,000
Robert Murray 3960 Howard Hughes Pkwy, Ste 460 Las Vegas, NV 89169	50,000	$30,000
John (“BJ”) Lackland 3960 Howard Hughes Pkwy, Ste 460 Las Vegas, NV 89169	50,000	$30,000

Irwin Helford One Hughes Center Drive #1804 Las Vegas, NV 89169	500,000	$300,000
David Heerensperger 96 Cascade Key Bellevue, WA 98006	333,334	$200,000
Mike Saltman One Hughes Center Drive #1803 Las Vegas, NV 89169	166,667	$100,000
Sharon Strasser One Hughes Center Drive #1004N Las Vegas, NV 89169	83,334	$50,000
TOTAL	5,350,004	$3,210,000

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SUMMARY OF TERMS AND CONDITIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE UNITS ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION REQUIREMENTS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D AND RULE 506 THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE UNITS MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

ANNEX II

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to these Terms and Conditions, the Company has authorized the sale and issuance of up to 7,500,000 Units.

2. Agreement to Sell and Purchase the Units. At each Closing (as defined in Section 3), the Company will sell to each Investor, and such Investor will severally purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Units set forth opposite such Investor’s name in Annex I to the Securities Purchase Agreement (the “Agreement”) to which these Terms and Conditions are attached as Annex II, at the purchase price set forth thereon.

3. Delivery of the Common Stock and Warrants at Closing. A closing on the purchase and sale of the Units (each, a “Closing”) shall occur at such time or times as the Company determines at the offices of the Company’s counsel. At each Closing, the Company shall deliver to each Investor, versus payment therefor, (i) one or more stock certificates representing the number of shares of Common Stock and (ii) one or more Warrants underlying the number of Units set forth opposite such Investor’s name in Annex I of the Agreement, each such certificate or Warrant to be registered in the name of such Investor or, if so indicated on the signature page of the Agreement, in the name of a nominee designated by the Investor. The Common Stock certificates and the Warrants shall bear an appropriate restrictive legend as required by applicable securities laws.

The Company’s obligation to issue the Units to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Units being purchased hereunder, (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors and (c) not less than $1,500,000 in secured debt has been advanced to the Company for a two year term on terms satisfactory to the Company prior to the Closing.

Each Investor’s obligation to purchase the Units shall be subject to the following conditions, any one or more of which may be waived by such Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the date of each Closing in all material respects and (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including compliance and Secretary’s certificates and a standard opinion of Company counsel as to the matters set forth in the first clause of Section 4.1, in Sections 4.2, 4.3, 4.4, 4.6, 4.15 and 4.22 hereof and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of the sale of the Units. It shall also be a condition to Closing that not less than $1,500,000 in secured debt has been advanced to the Company for a two year term on terms satisfactory to the Investors.

4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Disclosure Schedule delivered to the Investors prior to the execution of this Agreement, the Company hereby represents and warrants to, and covenants with, the Investors, as follows:

4.1 Organization. The Company is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Form 10-KSB and Form 10-QSB (collectively, the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the

Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Furthermore, the Company has complied with Delaware Corporations Code Section 144(a).

4.3 Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties other than in relation to any offering of securities under Section 5 of the Securities Act or (iv) any offering of securities under Section 5 of the Securities Act, assuming compliance by the Investors with the terms and conditions hereof and the truthfulness and accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, except in the case of clauses (i), (iii) and (iv) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, individually or in the aggregate, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Units to be sold and issued pursuant to the Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

4.4 Capitalization. As of the date hereof and prior to giving effect to the issuance of the Units, and immediately following issuance of the warrants associated with the issuance of not less than $1,500,000 in new secured debt, Disclosure Schedule 4.4 sets forth the capitalization of the Company on an outstanding basis and on a fully-diluted basis. Disclosure Schedule 4.4 also sets forth (i) any capital stock granted pursuant to an employee benefit plan and (ii) any outstanding warrants, options or other securities. The Units to be sold and issued pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable (other than as to a lawful offering of securities under Section 5 of the Securities Act) and as to a lawful offering of securities under Section 5 of the Securities Act, assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Agreement or as described in the Disclosure Schedule, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, except as set forth in or contemplated by the Agreement or as described in the Disclosure Schedule, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Units or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units. Except as set forth on the Disclosure Schedule, the Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as described in the Disclosure Schedule, there are no stockholders agreements, voting agreements, rights plans or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.5 Legal Proceedings. Except as set forth on the Disclosure Schedule, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened (i) to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject or (ii) which adversely affects or challenges the legality, validity or enforceability of the Agreement.

4.6 No Violations. Neither the Company nor any Subsidiary is, and no facts have come to the Company’s attention that would be reasonably likely (with the passage of time or otherwise) to result, in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Section 4.1, 4.12 and 4.13, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

4.8 Intellectual Property. Except as specifically disclosed in the Disclosure Schedule, (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, designs, manufacturing or other processes, systems, data compilation, research results, know-how or other proprietary rights (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries, to the knowledge of the Company, is infringing, or has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereunder.

The Company believes it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee’s engagement in business activities of the kind engaged in by the Company or would reasonably be expected to have a Material Adverse Effect on the Company.

4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries on a consolidated basis, as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries on a consolidated basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-QSB under the Exchange Act. Except to the extent reflected or reserved against in the Company’s balance sheet as of September 30, 2006, or as disclosed on Disclosure Schedule 4.9, the Company did not have as of September 30, 2006, nor will the Company have as of the date hereof, any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due.

4.10 No Material Adverse Change. Since December 31, 2005, there has not been (i) any Material Adverse Effect affecting the Company and its Subsidiaries considered as one enterprise, (ii) except as described in the Disclosure Schedule, any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

4.11 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.12 Common Stock Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The Over-the-Counter Bulletin Board (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC is contemplating terminating such registration.

4.13 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

(a) Annual Report on Form 10-KSB for the years ended December 31, 2004 and December 31, 2005;

(b) Definitive Proxy Statement for the Annual Meeting held on February 16, 2006;

(c) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006;

(d) Current Reports on Form 8-K, filed on September 8, 2005, October 11, 2005, November 3, 2005, December 5, 2005, January 19, 2006, April 24, 2006, May 26, 2006 and October 27, 2006; and

(e) All other documents, if any, filed by the Company with the SEC during the 12 months preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

4.14 No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Units.

4.15 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Units will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.16 Foreign Corrupt Practices; Sarbanes-Oxley Act.

(a) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date of each Closing.

(c) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.17 Environmental. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company and its Subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) (a) there is no pending civil, criminal or administrative action, or pending hearing or suit, (b) the Company has not received any demand, claim or notice of violation and (c) to the knowledge of the Company, there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company, in the case of each of (a), (b) and (c), under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Company is (a) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or is (b) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

4.18 Accountants. Sobel & Co., LLC, who have certified certain financial statements filed with the SEC as part of, or incorporated by reference in, the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, are independent public accountants as required by the Exchange Act and the rules and regulations thereunder.

4.19 Contracts. The contracts that are currently material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.20 Taxes. Except as set forth on the Disclosure Schedule, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.21 Transfer Taxes. On the date of each Closing, all securities transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.22 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of Units hereunder is exempt from registration under the Securities Act. The Company has not distributed, and will not distribute prior to the final Closing, any offering materials in connection with this Offering and sale of the Units other than the documents of which this Agreement is a part, including the Disclosure Schedule, or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.23 Use of Proceeds. The Company shall use the proceeds from the Offering for repayment of debt, working capital, strategic acquisitions, if any, and general corporate purposes.

4.24 Issuances Below Purchase Price. From and after the date hereof and for a period of time ending not earlier than forty-five days after the effectiveness of the Registration Statement (as defined below), the Company shall not, without the prior written consent of a majority in interest of the Investors, issue or sell any shares of the Company’s capital stock or other securities exercisable for, convertible into or otherwise giving the holder thereof the right to acquire the Company’s capital stock at a price per share, including the exercise or conversion price per share, which is below $0.30 per share; provided, however, that this restriction shall not apply to any capital stock issued pursuant to: (i) employee benefit plans disclosed in the Disclosure Schedule or (ii) outstanding warrants, options or other securities disclosed in the Disclosure Schedule or in the Exchange Act Documents.

4.25 Transactions with Affiliates. Other than as set forth on the Disclosure Schedule, as of the date hereof, the Company has no current plans to enter into any, agreement, contract or arrangement with any of its officers, directors or other affiliates.

4.26 Brokers or Finders. Except as disclosed in the Disclosure Schedule, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.27 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union or labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company’s or its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

4.28 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company and its Subsidiaries are engaged, and all of such insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms that could not reasonably be expect to, individually or in the aggregate, have a Material Adverse Effect.

4.29 No Misleading Statements. The representations and warranties of the Company contained in this Agreement, the Annexes, Exhibits and Disclosure Schedules hereto and all other documents and information furnished to the Investors and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make any statements made not misleading. There is no material fact relating to the Company or the Units that has not been set forth or described in this Agreement or in the Disclosure Schedules hereto or in the Exchange Act Documents.

5. Representations Warranties and Covenants of the Investors.

5.1 Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units; (ii) the Investor is acquiring the Units set forth in Annex I to the Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such

Units, except in accordance with applicable securities law; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in the Agreement for use in preparation of the Registration Statement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the date of each Closing; and (v) the Investor has, in connection with its decision to purchase the Units set forth in Annex I to the Agreement, relied only upon the Exchange Act Documents, the representations and warranties of the Company contained herein and the Disclosure Schedules. Each Investor understands that its acquisition of the Units has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Investor understands that the Units purchased hereunder have to be held indefinitely unless there is an effective Registration Statement under the Securities Act with respect to the Units or an exemption from registration available under the Securities Act and applicable state securities laws, and the Investor is able to bear the economic risk of an investment in the Units.

5.2 Each Investor, severally and not jointly, acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense.

5.3 Each Investor, severally and not jointly, hereby covenants with the Company not to make any sale of the Units or the underlying Common Stock or Warrants without complying with the provisions of this Agreement, including Section 7.2 hereof and all securities laws, and the Investor acknowledges that the certificates evidencing the Common Stock and the Warrants will be imprinted with a legend that prohibits their transfer except in accordance therewith. Upon the earlier of (i) the Registration Statement becoming effective and (ii) Rule 144(k) becoming available, the Investors shall be entitled to exchange their certificates representing the Common Stock and Warrants for certificates that do not contain any restrictive legend. Each Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

5.4 Each Investor, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the execution and delivery of this Agreement, the purchase of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default

(with the passage of time or otherwise) under the charter, bylaws or other organizational documents of the Investor, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.5 Investor will not use any of the restricted Units acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.6 Each Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

5.7 Except as disclosed in the Disclosure Schedule, the Investors have not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and the Investors have not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.8 Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.9 Each Investor has independently evaluated the merits of its decision to purchase Units, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of the Company’s or any other Investor’s business and/or legal counsel in making such decision.

5.10 Each Investor acknowledges that certain officers and directors of the Company may purchase Units in the Offering, with the purchase price therefore being paid through the cancellation of deferred compensation owed to such officers or directors.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Units being purchased and the payment therefor.

7. Registration of the Units; Compliance with the Securities Act.

7.1 Registration Procedures and Other Matters. The Company shall:

(a) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC, not later than 60 days from the Termination Date (the “Filing Date”), a registration statement on Form SB-2 or such other successor form (except that if the Company is not then eligible to register for resale the Registrable Securities (as defined below) on Form SB-2, in which case such registration shall be on any form available for registration) (the “Registration Statement”) to enable the resale of the shares of Common Stock underlying the Units and the shares of Common Stock underlying the Warrants and any Additional Shares, as defined below (the “Registrable Securities”) by the Investors from time to time through the OTCBB quotation system or in other privately-negotiated transactions;

(b) use its reasonable best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective, not later than 120 days from the Termination Date (the “Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such 120-day period any financial statements required to be filed prior to the effectiveness of such Registration Statement;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor’s Registrable Securities purchased hereunder, the earlier of (i) the second anniversary of the final Closing date, (ii) the date on which the Investors may sell all Registrable Securities then held by the Investors without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities purchased by the Investors in this Offering have been sold pursuant to a registration statement;

(d) furnish to the Investors with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investors; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investors shall be subject to the receipt by the Company of reasonable assurances from the Investors that the Investors will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investors and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(g) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement;

(h) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

if: (i) the Registration Statement is not filed on or prior to the Filing Date in violation of this Agreement or (ii) the Registration Statement filed hereunder is not declared effective by the SEC on or before the Effectiveness Date or (iii) any one Earnings Suspension, as defined below, resulting in the suspension of a Registration Statement for longer than 15 days, or (iv) during any twelve-month period, any number of Earnings Suspensions, taken together, resulting in the suspension of the Registration Statement for longer than an aggregate of 30 days or (v) after the Registration Statement is first declared effective by the SEC, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective or the Investors are not permitted to utilize the prospectus therein to resell such Registrable Securities, other than, in each case, within the time limits permitted by Sections 7.2(d) (any such failure or breach being referred to as an “Event”), then in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event date and on each thirty (30) day period following such Event (if the applicable Event shall not have been cured by such date) until the applicable Event is cured (each an “Additional Amount Date”), the Company shall, as liquidated damages and not as a penalty, issue to each Investor additional shares of Common Stock such that the number of shares of Common Stock included within each Unit shall be increased on each Additional Amount Date by two percent (2%) up to a maximum additional aggregate percentage amount of twelve percent (12%) (each such additional issuance of additional shares, the “Additional Shares”). If the Company fails to pay any liquidated damages pursuant to this Section in full within seven business days after the date demanded, the Company will pay, in additional shares of Common Stock, interest thereon at a rate of 10% of the purchase price as set forth on Annex I, per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investors, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Nothing contained in this Agreement shall be deemed to require the payment of interest or other charges in excess of the amount that the Investors may lawfully charge under the applicable usury laws. “Earnings Suspension” shall mean a Suspension (as defined in Section 7.2) relating to announcement of earnings by the Company at any time from the end of a fiscal period and prior to such announcement and for such period and through the date on which a post-effective amendment to the SB-2 Registration Statement has been declared effective by the SEC in connection with the financial results for such period.

With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investors’ Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investors’ Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investors upon request, as long as the Investors owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act; (B) a copy of the Company’s most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-Q-SB and (C) such other information as may be reasonably requested in order to avail the Investors of any rule or regulation of the SEC that permits the selling of such Registrable Securities without registration.

In no event at any time before the Registration Statement becomes effective with respect to the Units shall the Company publicly announce or file any other registration statement, other than (i) registrations on Form S-8 and (ii) maintaining the effectiveness of the current SB-2 of the Company, declared effective by the SEC on December 20, 2005, without the prior written consent of a majority in interest of the Investors.

The Company understands that the Investors disclaim being underwriters, but an Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder. In the event the SEC determines any Registration Statement filed pursuant hereto constitutes a primary offering of securities by the Company and/or requires any Investor to be named as an underwriter, Investors understand and agree the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Investor, and the failure to include such Registrable Securities in any Registration Statement shall not constitute an Event, the Company shall not be required to pay any penalty, financial or otherwise, and the Company shall not be obligated to issue any Additional Shares to any Investor. In the event of such reduction, the affected Investors shall have demand registration rights until such time as: (i) all Registrable Securities have been registered pursuant to an effective Registration Statement, (ii) the Registrable Securities may be resold without restriction pursuant to Rule 144 of the Act or (iii) the Investor agrees to be named as an underwriter in any such registration statement. Investors acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement and that the SEC may limit or condition any subsequent Registration Statement. If the Company receives notice from the SEC that it deems any Investor an “underwriter”, the Company shall notify all Investors of same within five (5) business days of the date of receipt of such notice.

Notwithstanding anything to the contrary contained herein, it shall not be deemed an Event, and in no event shall the Company be required to pay any penalties, financial or otherwise, or issue any Additional Shares to any Investor as a result of the failure to include Registrable Securities owned by Steven Strasser or Herman Sarkowsky, or any entity owned or controlled by either of them, in any Registration Statement.

In no event will any registered holder of Registrable Securities be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock, regardless of whether any of such holder’s Registrable Securities are registered pursuant to an effective registration statement.

7.2 Transfer of Units After Registration; Suspension.

(a) Each Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to any Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investors copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investors to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in any Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investors’ receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

(d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investors shall not be prohibited from selling Registrable Securities under any Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company’s Board of Directors, upon the written advice of counsel, continuing a Suspension is necessary to prevent the disclosure of material nonpublic information where such disclosure would be materially injurious to the Company, in which event the Company shall use reasonable best efforts to terminate such Suspension at the earliest date practicable.

(e) Provided that a Suspension is not then in effect, the Investors may sell Registrable Securities under a Registration Statement in the manner set forth under the caption “Plan of Distribution” in the prospectus, provided that they arrange for delivery of a current prospectus to the transferee of such Registrable Securities and provided that they comply with all applicable laws. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investors and to supply copies to any other parties requiring such prospectuses.

(f) In the event of a sale of Registrable Securities by the Investors pursuant to a Registration Statement, the Investors must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Registrable Securities may be properly transferred.

7.3 Indemnification. For the purpose of this Section 7.3:

(a) the term “Selling Stockholder” shall include the Investors and any affiliate of such Investors;

(b) the term “Registration Statement” shall include the prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(c) the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state (1) if in the Registration Statement (and excluding the prospectus from such defined term solely for the purposes of describing the applicable standard), a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) if in the prospectus, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement contained in a Registration Statement as amended at the time of effectiveness, or (ii) any failure by the Company to fulfill any undertaking included in a Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or for any transaction effected by any Selling Stockholder following receipt of a Suspension Notice, which notice is given in compliance with the terms hereof and of a duration in compliance with the terms hereof, which transaction is effected by such Selling Stockholder in violation of Section 7.2(c) above and is not subsequently remedied. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(ii) Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs a Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: any untrue statement contained in any Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement or for any transaction effected by any Selling Stockholder following receipt of a Suspension Notice, which notice is given in compliance with the terms hereof and of a duration in compliance with the terms hereof, which is not subsequently remedied, or for any transaction effected by any Selling Stockholder following receipt of a Suspension Notice, which notice is given in compliance with the terms hereof and of a duration in compliance with the terms hereof, which transaction is effected by such Selling Stockholder in violation of Section 7.2(c) above and is not subsequently remedied, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the net amount received by such Investor from the sale of the Registrable Securities giving rise to such liability. The Investor shall reimburse the Company for the amounts provided for herein on demand as such expenses are incurred.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any reasonable legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investors on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investors shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investors from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investors have otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (t) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

(v) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in a Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Units or the Registrable Securities, as applicable, shall cease and terminate as to any particular Units or the Registrable Securities, as applicable, when such Units or the Registrable Securities, as applicable, shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in a Registration Statement covering the Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investors, the Company will furnish to the Investors:

(a) Unless otherwise electronically available on EDGAR, as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB and (iii) its Quarterly Reports on Form 10-QSB (the foregoing, in each case, excluding exhibits);

(b) upon the request of the Investors, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 7.5 as filed with the SEC and all other information that is made available to shareholders; and

(c) upon the reasonable request of the Investors, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses. Further, and upon the reasonable request of the Investors, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investors or their representative at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

8. Representation. Each party hereto acknowledges that Marathon Resource Investments LLC retained Shartsis Friese LLP (“Shartsis Friese”) to represent it in connection with this Agreement and any Annexes or Exhibits thereto, such that its interests may not necessarily coincide with the interests of any other investors (the “Other Investors”). The Other Investors have consulted with, or have had the opportunity to consult with, their own legal counsel and the Other Investors have not relied on Shartsis Friese for legal counsel in connection with this transaction. For the avoidance of doubt, it shall be expressly agreed and understood that as among the Investors, each Investor intends to and is acting individually on its own behalf only, making its own investment decisions, not in concert with or as a group with any other Investor, and no beneficial or pecuniary interest of any one Investor shall be attributed or attributable to any other Investor.

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Power Efficiency Corporation

3960 Howard Hughes Parkway Suite 460

Las Vegas, NV 89169

Tel: (702) 697-0377

Fax: (702) 697-0379

Attn: BJ Lackland

(b) with a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue

New York, New York 10017

Tel: (212) 370-1300

Fax: (212) 370-7889

Attn: Barry Grossman, Esq.

(c) if to the Investors, at their respective addresses on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to Louis Treiger, 6411 57th Avenue S., Seattle, WA 98118.

10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the majority in interest of the Investors.

11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Governing Law; Arbitration.

13.1 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

13.2 In the event any controversy or dispute shall arise between the parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the party initiating such controversy or making such claim shall provide to the other party notice containing a brief and concise statement of the initiating party’s claims, together with relevant facts supporting them. Following the date of said notice, the parties shall make good faith efforts to settle the dispute. In the event the parties have been unable to reach accord using the procedures set forth in this Section 13, either party may seek binding arbitration before three (3) arbitrators in accordance with the rules of the American Arbitration Association (“AAA”). Each party shall appoint one arbitrator and the appointed arbitrators shall in turn appoint the third arbitrator. In the event the two appointed arbitrators are unable to agree upon the third arbitrator, the AAA shall designate the third arbitrator to arbitrate the controversy or dispute. The arbitration shall be held in San Francisco, California. Within thirty (30) days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six (6) months from selection of the three arbitrators. Failing such agreement, AAA will design, and the parties will follow, such procedures. THE ARBITRATORS SHALL NOT AWARD ANY PARTY PUNITIVE OR EXEMPLARY DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15. Expenses. Each of the Company and the Investors shall bear its own expenses, including fees and costs of attorneys, accountants and financial advisors, incurred in connection with the transactions contemplated hereunder; provided, however, that the Company shall be responsible for the payment of legal fees that are related to the registration of the issued securities.

16. Confidential Information. Each Investor represents to the Company that, at all times during the Offering, the Investor has maintained in confidence the existence of this Offering.

17. Publicity. The Company and the Investors shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, and without the prior consent of a majority in interest of the Investors, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall, to the extent not inconsistent with the disclosing party’s legal obligations, promptly provide the other party with prior notice of such public statement or communication.

Power Efficiency Corporation

                        , 200

Re:	Power Efficiency Corporation; Registration Statement

Dear Selling Stockholder:

Enclosed please find five (5) copies of a prospectus dated                     ,              (the “Prospectus”) for your use in reselling your shares of common stock, par value $0.001 per share (the “Shares”), of Power Efficiency Corporation (the “Company”), under the Company’s Registration Statement on Form S— (Registration No. 333- ) (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission. As a selling stockholder under the Registration Statement, you may have an obligation to comply with the Prospectus delivery requirements under the Securities Act of 1933, as amended for each purchaser of your shares of Common Stock, either directly or through the broker-dealer who executes the sale of your shares of Common Stock.

The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Securities Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell your shares of Common Stock which are included in the Prospectus under the Registration Statement. Upon a sale of any shares of Common Stock under the Registration Statement, you or your broker will be required to deliver to the Company’s Transfer Agent, Continental Stock Transfer & Trust Company, (1) your restricted stock certificate(s) representing the shares of Common Stock, (2) instructions for transfer of the shares of Common Stock sold, and (3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in the form of Exhibit A attached hereto (the “Certificate of Subsequent Sale”). The Representation Letter confirms that the shares of Common Stock have been sold pursuant to the Registration Statement and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements, if and to the extent applicable.

Please note that you are under no obligation to sell your shares of Common Stock during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your shares of Common Stock must be carried out in the manner set forth under the caption “Plan of Distribution” in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

In order to maintain the accuracy of the Prospectus, you must notify the undersigned upon the sale, gift, or other transfer of any shares of Common Stock by you, including the number of shares of Common Stock being transferred, and in the event of any other change in the information regarding you which is contained in the Prospectus. For example, you must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the prospectus in order to update the information set forth under the caption “Plan of Distribution” in the Prospectus.

Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at Power Efficiency Corporation, 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169. Thank you.

Sincerely,

Chief Executive Officer

Exhibit A

CERTIFICATE OF SUBSEQUENT SALE

Continental Stock Transfer and Trust Company

17 Battery Place

New York, NY 10004

RE:	Sale of Shares Common Stock and/or Warrants of Power Efficiency Corporation (the “Company”) pursuant to the Company’s Prospectus dated , 2006 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock or Warrants of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares and/or warrants pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, if and to the extent applicable, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner): _________________________________________________________________

Record Holder (e.g., if held in name of nominee): ____________________________________________________________

Restricted Stock Certificate No.(s): ________________________________________________________________________

Number of Shares of Common Stock Sold: __________________________________________________________________

Restricted Warrant No.(s): _______________________________________________________________________________

Number of Warrants Sold: _______________________________________________________________________________

Date of Sale: __________________________________________________________________________________________

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder [and BEARING A RESTRICTIVE LEGEND]. Further, you should place a stop transfer on your records with regard to such certificate.

Dated: _____________________________________	Very truly yours,

By:
Print Name:
Title:

cc:	Power Efficiency Corporation
3960 Howard Hughes Parkway
Suite 460
Las Vegas, NV 89169